Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated January 30, 2010, titled "Geological Evaluation Report on the Tatra Lode Mining Claim” on Form S-1 to be filed by Tatra Resources Ltd. with the United States Securities and Exchange Commission.

/s/ Laurence Sookochoff

Dated this 12th day of August 2010